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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Return on Investment Corporation
Kennesaw, Georgia

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 24, 2001 relating to the consolidated financial statements of Return on Investment Corporation, which is contained in that Prospectus.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          /s/ BDO Seidman, LLP


Atlanta, Georgia
January 22, 2002